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                               ARTHUR ANDERSEN LLP

                                                                    EXHIBIT 23.4



                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS



The Board of Directors
Brooke Group Ltd.

We consent to the incorporation by reference of our report dated February 11, 1997 in the registration statement on Form S-3 of Brooke Group Ltd., relating to the consolidated balance sheets of Thinking Machines Corporation and subsidiaries as of December 31, 1996, and the related consolidated statement of operations, stockholders' equity (deficit) and cash flows for the period February 8, 1996 (inception) to December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of New Valley Corporation.


ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 30, 1998